                                                                     Exhibit 5.1









                                  May 2, 2000




Andover Bancorp, Inc.
61 Main Street
Andover, Massachusetts 01810

Re:        Registration Statement on Form S-4

Ladies and Gentlemen:

           We have acted as counsel to Andover Bancorp, Inc., a Delaware corporation ("The Corporation"), in connection with the filing of a Registration Statement on Form S-4 (as amended, the "Registration Statement") for the registration of up to 382,000 shares of Common Stock, par value $.10 per share (the "Common Stock"), of the Corporation under the Securities Act of 1933, as amended (the "Act"). In this capacity, we have reviewed the Certificate of Incorporation of the Corporation as certified by the Delaware Secretary of State, the Registration Statement, including the exhibits thereto, the records of corporate proceedings of the Board of Directors of the Corporation relating to the authorization of the issuance of the Common Stock and the merger (the "Merger") of GBT Bancorp, a Massachusetts corporation ("GBT"), with and into the Corporation, and such certificates and other documents as we deemed necessary or advisable for the purpose of giving the opinion contained herein.

           In our review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Corporation or representatives or officers thereof.

           We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of The Commonwealth of Massachusetts, the Delaware General Corporation Law, and the federal laws of the United States of America, and also express no opinion with respect to the blue sky or securities laws of any state, including Massachusetts and Delaware.

           Based on the foregoing, we are of the opinion that, upon approval of the Merger and the matters and transactions contemplated by the Agreement and Plan of Merger, dated as of January 26, 2000, by and between the Corporation and GBT (the "Merger Agreement"), by the stockholders of GBT in accordance with the terms and conditions set forth in the Registration Statement, including but not limited to, the terms and conditions of the Merger Agreement attached to the Proxy Statement/Prospectus included in the Registration Statement as Annex A, the filing of the Articles of Merger with the Secretary of State of The Commonwealth of Massachusetts, the filing of the Certificate of Merger with the Delaware Secretary of State, and the issuance and delivery of the Common Stock to the stockholders of GBT who receive Common Stock pursuant to the Merger, the Common Stock will be validly issued, fully paid and non-assessable.

           The opinion expressed in this letter is limited to the matters set forth herein, and no other opinions should be inferred beyond the matters expressly stated. This letter and the opinion expressed herein are being furnished to you for your benefit and may not be circulated, quoted from or otherwise referred to by any other person or for any other purpose without our prior written consent.

           We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Proxy Statement/Prospectus contained therein. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,



                                             /s/ Goodwin, Procter & Hoar LLP
                                             -------------------------------
                                             GOODWIN, PROCTER & HOAR LLP